UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2019, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Park Hotels & Resorts Inc. (the “Company”) amended and restated the Company’s Amended and Restated By-laws (as so amended and restated, the “By-laws”) to (i) implement a proxy access framework and (ii) adopt a majority voting standard in uncontested director elections. The By-laws also reflect certain technical, conforming and clarifying changes made to several other sections of the previous by-laws of the Company. The By-laws became effective immediately.

Proxy Access

Article I, Section 12 of the By-laws has been amended to permit, under certain circumstances, a stockholder, or a group of up to 20 stockholders, to nominate and include director candidates constituting up to the greater of two nominees or 20% of the Board in the Company’s proxy materials for any annual meeting of stockholders, provided that (i) such stockholder or the stockholder group, as applicable, owns 3% or more of the Company’s outstanding common stock continuously for at least three years and (ii) such stockholder(s) and the nominee(s) satisfy certain procedural, eligibility and disclosure requirements set forth in Article I, Section 12 of the By-laws.

The procedural and eligibility requirements set forth in Article I, Section 12 of the By-laws include a requirement that, subject to certain exceptions, a notice of proxy access nomination must be received at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement to stockholders for the preceding year’s annual meeting of stockholders. Article I, Section 12 of the By-laws also includes specified requirements that the nominating stockholder(s) and the nominee(s) provide certain information, representations and agreements to the Company in order to be eligible for proxy access.

Majority Voting Standard

Article II, Section 1 of the By-laws has been amended to provide that, in uncontested director elections, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (i.e., the number of shares voted “for” a director nominee exceeds the number of shares voted “against” such director nominee). The By-laws retain plurality voting for contested director elections. Previously, the Company had plurality voting in all director elections.

Other Changes

In addition to the changes described above, the By-laws were also amended to implement the following additional changes:

•

Eliminate the description of procedures for calling, postponing or adjourning special meetings and clarify that, instead, stockholders should refer to and comply with the procedures set forth in the Amended and Restated Certificate of Incorporation;

•

Eliminate procedures related to the delivery of a stockholders’ consent in lieu of a meeting for purposes of determining the record date for such action and instead refer to the procedures set forth in the Amended and Restated Certificate of Incorporation (or applicable law);

•	Delete provisions that are no longer operative or applicable now that The Blackstone Group L.P. and its affiliates and HNA Tourism Group Co., Ltd. and its affiliates are no longer stockholders;

•	Clarify the procedures for the submission of stockholder nominees and other stockholder proposals at a special meeting; and

•

Remove certain indemnification provisions related to jointly indemnifiable claims that are inapplicable to the Company’s current directors and officers, and clarify that the indemnification and insurance provisions cover subsidiary limited liability companies.

The foregoing description of the By-laws is not complete and is qualified in its entirety by reference to the By-laws, which are filed as Exhibit 3.1 hereto in unmarked form, and as Exhibit 3.2 hereto in redline form marking the amendments described above, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Amended and Restated By-laws of Park Hotels & Resorts Inc., effective February 22, 2019.

3.2	Amended and Restated By-laws of Park Hotels & Resorts Inc., effective February 22, 2019, redlined for amendments effective February 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: February 26, 2019	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer